                                                                    EXHIBIT 23.6

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


/s/ Burnett & Sneed


Burnett & Sneed
South Boston, Virginia
May 8, 1998